UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2005
MOLSON COORS BREWING COMPANY (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14829 (Commission File Number)	84-0178360 (IRS Employer Identification No.)
1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5 1225 17th Street, Suite 1875 Denver, Colorado 80202 (Address of principal executive offices, including Zip Code)
(303) 277-6661 (Colorado) (514) 521-1786 (Québec) (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2005, the Board of Directors of Molson Coors Brewing Company (the "Company") approved the acceleration of the vesting of all outstanding stock options with an exercise price greater than $70 (other than those held by non-employee directors) (the "Affected Options"), affecting approximately 2.1 million options with a weighted average exercise price of $74.50. Based on the December 21, 2005 closing price of the Company's Class B Common Stock of $65.50, all of the Affected Options are currently "underwater." Because the exercise prices of the Affected Options are higher than the December 21, 2005 closing price of the Company's Class B Common Stock, the Company expects accelerating the vesting to have a positive effect on the employees' motivation to increase the Company's profitability by allowing them to receive value from these stock option grants in a shorter time frame. In addition, the acceleration of the vesting of the Affected Options has the effect of reducing a significant portion of the expense the Company would otherwise be required to recognize with respect to these options under Statement of Financial Accounting Standards No. 123(R) Share-Based Payment ("SFAS No. 123(R)"), which becomes effective for the Company's fiscal year beginning December 26, 2005. The Company estimates that aggregate future pre-tax expense of approximately $29 million will be eliminated as a result of the vesting acceleration.

Set forth in the table below for each current executive officer named in the Summary Compensation Table of the Company's 2005 Proxy Statement and for Mr. Frits van Paasschen, a current executive officer who joined the Company in March, 2005, is the number of their Affected Options. The exercise price with respect to Affected Options is $74.355 for those held by the executive officers, other than Mr. van Paasschen, and $77.205 for Mr. van Paasschen.

Executive Officer/Director	Affected Options

W. Leo Kiely III, President and Chief Executive Officer, Director	175,000

Peter H. Coors, Executive Chairman of Coors Brewing Company, Director	125,000

Timothy V. Wolf, Global Chief Financial Officer	50,000

Peter Swinburn, President and Chief Executive Officer of Coors Brewers Limited	25,000

Frits van Paasschen, President and Chief Executive Officer, Coors Brewing Company	150,000

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the federal securities laws. You can identify these statements by the word "expects," "estimates" and similar words. In addition, statements in this Report that are not statements of historical fact may also be forward looking statements. Although the Company believes that the assumptions upon which the forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. These factors include, among others, changes in consumer preferences and product trends; price discounting by major competitors; unanticipated expenses, margin impact and other factors resulting from the recent merger; failure to realize anticipated results from synergy initiatives; and increases in costs generally.  All forward-looking statements in this Form 8-K are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

/s/ Samuel D. Walker

Name: Samuel D. Walker

Title: Chief Legal Officer

Date: December 23, 2005